Exhibit 99.16(4)

PLAN OF REORGANIZATION

THIS PLAN OF REORGANIZATION (the “Plan”) is adopted as of the 8th day of November, 2013, by Lord Abbett Research Fund, Inc., a Maryland corporation (the “Research Fund”), on behalf of its series, Lord Abbett Calibrated Dividend Growth Fund (the “Acquiring Fund”), with its principal place of business at 90 Hudson Street, Jersey City, NJ 07302-3973, and its series, Lord Abbett Classic Stock Fund (the “Target Fund”), with its principal place of business at 90 Hudson Street, Jersey City, NJ 07302-3973. The Acquiring Fund and the Target Fund are sometimes referred to collectively herein as the “Funds” and individually as a “Fund.”

This Plan is intended to be and is adopted as a plan of a “reorganization” as defined in Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder. The reorganization (the “Reorganization”) will consist of (1) the transfer of all of the assets of the Target Fund to the Acquiring Fund solely in exchange for (A) the issuance of Class A, Class B, Class C, Class F, Class I, Class P, Class R2 and Class R3 shares of capital stock of the Acquiring Fund (collectively, the “Acquiring Fund Shares” and each, an “Acquiring Fund Share”) to the Target Fund, and (B) the assumption by the Acquiring Fund of all of the liabilities of the Target Fund on the closing date of the Reorganization (the “Closing Date”) (collectively, the “Assumed Liabilities”), and (2) the distribution by the Target Fund, on or promptly after the Closing Date as provided herein, of the corresponding class of Acquiring Fund Shares to the shareholders of the Target Fund in liquidation and dissolution of the Target Fund, all upon the terms and conditions hereinafter set forth in this Plan.

WHEREAS, the Research Fund is a registered investment company classified as a management company of the open-end type;

WHEREAS, the Acquiring Fund is authorized to issue shares of capital stock;

WHEREAS, the Board of Directors of the Research Fund separately has determined that the Reorganization is in the best interests of the Acquiring Fund shareholders and the Target Fund shareholders, and is not dilutive of the interests of those shareholders; and

NOW, THEREFORE, in consideration of the premises of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.	TRANSFER OF ASSETS OF THE TARGET FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF THE ASSUMED LIABILITIES; LIQUIDATION AND TERMINATION OF THE TARGET FUND

1.1. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Target Fund will transfer all of its assets as set forth in Paragraph 1.2 (the “Target Assets”) to the Acquiring Fund free and clear of all liens and encumbrances (other than those arising under the Securities Act of 1933, as amended (the “Securities Act”), liens for taxes not yet due and contractual restrictions on the transfer of the Target Assets) and the Acquiring Fund agrees in exchange therefor: (i) to issue to the Target

Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, of each class with an aggregate net asset value (“NAV”) equal to the NAV of the Target Fund attributable to the corresponding class of the Target Fund’s shares, as determined in the manner set forth in Paragraphs 2.1 and 2.2; and (ii) to assume the Assumed Liabilities. Such transactions shall take place at the Closing (as defined in Paragraph 3.1 below).

1.2. (a) The Target Assets shall consist of all of the Target Fund’s property, including, without limitation, all portfolio securities and instruments, dividends and interest receivables, cash, goodwill, contractual rights and choses in action of the Target Fund, all other intangible property owned by the Target Fund, originals or copies of all books and records of the Target Fund, and all other assets of the Target Fund on the Closing Date. The Acquiring Fund shall also be entitled to receive copies of all records that the Target Fund is required to maintain under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules of the Securities and Exchange Commission (the “Commission”) thereunder to the extent such records pertain to the Target Fund.

(b) The Target Fund has provided the Acquiring Fund with a list of all of the Target Fund’s securities and other assets as of the Closing Date, and the Acquiring Fund has provided the Target Fund with a copy of the current fundamental investment policies and restrictions and fair value procedures applicable to the Acquiring Fund. The Target Fund reserves the right to sell any of such securities or other assets before the Closing Date (except to the extent sales may be limited by representations of the Target Fund contained herein and made in connection with the issuance of the tax opinion provided for in Paragraph 8.5 hereof) and agrees not to acquire any portfolio security that is not an eligible investment for, or that would violate an investment policy or restriction of, the Acquiring Fund.

1.3. The Target Fund will endeavor to discharge all of its known liabilities and obligations that are or will become due before the Closing.

1.4. On or as soon after the Closing Date as is conveniently practicable (the “Liquidation Date”), the Target Fund shall be liquidated and the Target Fund shall distribute pro rata to its shareholders of record, determined as of the close of regular trading on the New York Stock Exchange on the Closing Date (the “Target Fund Shareholders”), the Acquiring Fund Shares received by the Target Fund pursuant to Paragraph 1.1 hereof. Each Target Fund Shareholder shall receive the number of Acquiring Fund Shares of the class corresponding to the class of shares of capital stock in the Target Fund (the “Target Fund Shares”) held by such Target Fund Shareholder that have an aggregate NAV equal to the aggregate NAV of the Target Fund Shares held of record by such Target Fund Shareholder on the Closing Date. Such liquidation and distribution will be accomplished by the Research Fund instructing the Target Fund to transfer the Acquiring Fund Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund established and maintained by the Acquiring Fund’s transfer agent in the names of the Target Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due the Target Fund Shareholders. The Research Fund shall promptly provide the Target Fund with evidence of such liquidation and distribution. All issued and outstanding Target Fund Shares will simultaneously be cancelled on the books of the Target Fund, and the Target Fund will be

2

dissolved. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent. Any certificates representing ownership of Target Fund Shares that remain outstanding on the Closing Date shall be deemed to be cancelled and shall no longer evidence ownership of Target Fund Shares.

1.6. Any transfer taxes payable upon issuance of Acquiring Fund Shares in a name other than the registered holder of the Target Fund Shares on the books of the Target Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7. Any reporting responsibility of the Target Fund for taxable periods ending on or before the Closing Date, including, but not limited to, the responsibility for filing of regulatory reports, Tax Returns (as defined in Paragraph 4.1), or other documents with the Commission, any state securities commissions, and any federal, state, or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

2.	VALUATION

2.1. The NAV of the Acquiring Fund Shares and the NAV of the Target Fund shall, in each case, be determined as of the close of regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern time) on the Closing Date (the “Valuation Time”). Lord, Abbett & Co. LLC (the “Adviser”) shall compute the NAV per Acquiring Fund Share in the manner set forth in the Research Fund’s Articles of Incorporation (the “Articles”), or By-Laws, and the Acquiring Fund’s then-current prospectus and statement of additional information. The Adviser shall compute the NAV per share of the Target Fund in the manner set forth in the Articles or By-Laws, and the Target Fund’s then-current prospectus and statement of additional information. The Adviser shall confirm to the Acquiring Fund the NAV of the Target Fund.

2.2. The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Target Assets and the assumption of the Assumed Liabilities shall be determined by the Adviser by dividing the NAV of the applicable Target Fund, as determined in accordance with Paragraph 2.1, by the NAV of each Acquiring Fund Share, as determined in accordance with Paragraph 2.1.

2.3. The Acquiring Fund and the Target Fund shall cause the Adviser to deliver a copy of its valuation report to the other party at Closing (as defined in Paragraph 3.1). All computations of value shall be made by the Adviser in accordance with its regular practice as pricing agent for the Acquiring Fund and the Target Fund.

3.	CLOSING AND CLOSING DATE

3.1. The Closing Date shall be November 22, 2013, or such later date as the parties may agree to in writing. All acts necessary to consummate the Reorganization (the “Closing”) shall

3

be deemed to take place simultaneously as of 5:00 p.m. (Eastern time) on the Closing Date unless otherwise provided. The Closing shall be held at the principal offices of the Acquiring Fund, 90 Hudson Street, Jersey City, NJ 07302-3973, or at such other place as the parties may agree.

3.2. Portfolio securities that are held other than in book-entry form in the name of State Street Bank and Trust Company (the “Target Fund Custodian”) as record holder for the Target Fund shall be presented by the Target Fund to State Street Bank and Trust Company (the “Acquiring Fund Custodian”) for examination no later than three business days preceding the Closing Date. Such portfolio securities shall be delivered by the Target Fund to the Acquiring Fund Custodian for the account of the Acquiring Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Target Fund Custodian in book-entry form on behalf of the Target Fund shall be delivered by the Target Fund Custodian through the Depository Trust Company to the Acquiring Fund Custodian and by the Acquiring Fund Custodian recording the beneficial ownership thereof by the Acquiring Fund on the Acquiring Fund Custodian’s records. Any cash shall be delivered by the Target Fund Custodian transmitting immediately available funds by wire transfer to the Acquiring Fund Custodian the cash balances maintained by the Target Fund Custodian and the Acquiring Fund Custodian crediting such amount to the account of the Acquiring Fund.

3.3. The Acquiring Fund Custodian shall deliver within one business day after the Closing a certificate of an authorized officer stating that: (a) the Target Assets have been delivered in proper form to the Acquiring Fund on the Closing Date, and (b) all necessary transfer taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made in conjunction with the delivery of portfolio securities as part of the Target Assets.

3.4. If on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere is disrupted so that accurate appraisal of the NAV of the Acquiring Fund Shares or the Target Fund pursuant to Paragraph 2.1 is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.5. The Target Fund shall deliver, or cause its transfer agent to deliver, at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status and certificates of the Target Fund Shareholders and the number and percentage ownership of outstanding Target Fund Shares owned by each Target Fund Shareholder as of the Valuation Time, certified by the President or a Secretary of the Target Fund and its Treasurer, Secretary or other authorized officer (the “Shareholder List”) as being an accurate record of the information (a) provided by the Target Fund Shareholders, (b) provided by the Target Fund Custodian, or (c) derived from the Target Fund’s records by such officers or one of the Target Fund’s service providers. The Acquiring Fund shall issue and deliver to the Target Fund a confirmation evidencing the Acquiring Fund Shares to be credited

4

on the Closing Date, or provide evidence satisfactory to the Target Fund that such Acquiring Fund Shares have been credited to the Target Fund’s account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as such other party or its counsel may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES

4.1. Except as set forth on a disclosure schedule previously provided by the Target Fund to the Acquiring Fund, the Target Fund, represents, warrants, and covenants to the Acquiring Fund, which representations, warranties, and covenants will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

(a) The Target Fund is a series of the Research Fund. The Research Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to own all of its properties and assets and, subject to approval by the Target Fund’s shareholders, to perform its obligations under this Plan. The Target Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Target Fund has all necessary federal, state, and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

(b) The Research Fund is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

(c) The Research Fund is not in violation of, and the execution and delivery of this Plan and the performance of its obligations under this Plan will not result in a violation of, any provision of the Research Fund’s Articles or By-Laws or any material agreement, indenture, instrument, contract, lease, or other undertaking with respect to which the Target Fund is a party or by which the Target Fund or any of its assets are bound;

(d) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to the Research Fund’s knowledge threatened against the Target Fund or any of the Target Fund’s properties or assets and the Target Fund knows of no facts that might form the basis for the institution of such proceedings. The Target Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially adversely affects the Target Fund’s business or its ability to consummate the transactions contemplated herein or would be binding upon the Acquiring Fund as the successor to the Target Fund;

(e) The Target Fund has no material contracts or other commitments (other than this Plan or agreements for the purchase and sale of securities entered into in the ordinary course of business and consistent with its obligations under this Plan) that will not be terminated at or before the Closing Date and no such termination will result in liability to the Target Fund (or the Acquiring Fund);

5

(f) The statement of assets and liabilities of the Target Fund, and the related statements of operations and changes in net assets, as of and for the fiscal year ended November 30, 2012 have been audited by an independent registered public accounting firm retained by the Target Fund, and are in accordance with generally accepted accounting principles (“GAAP”) consistently applied and fairly reflect, in all material respects, the financial condition of the Target Fund as of such date and the results of its operations for the period then ended, and all known liabilities, whether actual or contingent, of the Target Fund as of the date thereof are disclosed therein. The Statement of Assets and Liabilities will be in accordance with GAAP consistently applied and will fairly reflect, in all material respects, the financial condition of the Target Fund as of such date and the results of its operations for the period then ended. Except for the Assumed Liabilities, the Target Fund will not have any known or contingent liabilities on the Closing Date. No significant deficiency, material weakness, fraud, significant change, or other factor that could significantly affect the internal controls of the Target Fund has been disclosed or is required to be disclosed in the Target Fund’s reports on Form N-CSR to enable the chief executive officer and chief financial officer or other officers of the Target Fund to make the certifications required by the Sarbanes-Oxley Act, and no deficiency, weakness, fraud, change, event or other factor exists that will be required to be disclosed in the Acquiring Fund’s Form N-CSR after the Closing Date;

(g) Since the most recent fiscal year end, except as specifically disclosed in the Target Fund’s prospectus, its statement of additional information as in effect on the date of this Plan, or its annual report for the fiscal year ended November 30, 2012, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities, business, or prospects, or any incurrence by the Target Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business, or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (g) (but not for any other purpose of this Plan), a decline in NAV per Target Fund Share arising out of its normal investment operations or a decline in market values of securities in the Target Fund’s portfolio or a decline in net assets of the Target Fund as a result of redemptions shall not constitute a material adverse change;

(h)(1) For each taxable year of its operation since its inception, the Target Fund has satisfied, and for the current taxable year it will satisfy, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company. The Target Fund will qualify as such as of the Closing Date and will satisfy the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Target Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Target Fund to fail to qualify as a regulated investment company under the Code;

(2) Within the times and in the manner prescribed by law, the Target Fund has properly filed on a timely basis all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were complete and accurate in all material

6

respects. The Target Fund has not been informed by any jurisdiction that the jurisdiction believes that the Target Fund was required to file any Tax Return that was not filed; and the Target Fund does not know of any basis upon which a jurisdiction could assert such a position;

(3) The Target Fund has timely paid, in the manner prescribed by law, all Taxes (as defined below) that were due and payable or that were claimed to be due;

(4) All Tax Returns filed by the Target Fund constitute complete and accurate reports of the respective Tax liabilities and all attributes of the Target Fund or, in the case of information returns and payee statements, the amounts required to be reported, and accurately set forth all items required to be included or reflected in such returns;

(5) The Target Fund has not waived or extended any applicable statute of limitations relating to the assessment or collection of Taxes;

(6) The Target Fund has not been notified that any examinations of the Tax Returns of the Target Fund are currently in progress or threatened, and no deficiencies have been asserted or assessed against the Target Fund as a result of any audit by the Internal Revenue Service or any state, local, or foreign taxing authority, and, to its knowledge, no such deficiency has been proposed or threatened;

(7) The Target Fund has no actual or potential liability for any Tax obligation of any taxpayer other than itself. The Target Fund is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Target Fund is not a party to any Tax allocation, sharing, or indemnification agreement;

(8) The unpaid Taxes of the Target Fund for tax periods through the Closing Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Statement of Assets and Liabilities, as defined in Paragraph 5.7, rather than in any notes thereto (the “Tax Reserves”). All Taxes that the Target Fund is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental agency;

(9) The Target Fund has delivered to the Acquiring Fund or made available to the Acquiring Fund complete and accurate copies of all Tax Returns of the Target Fund, together with all related examination reports and statements of deficiency for all periods not closed under the applicable statutes of limitations and complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents submitted by, received by or agreed to by or on behalf of the

7

Target Fund. The Target Fund has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

(10) The Target Fund has not undergone, has not agreed to undergo, and is not required to undergo (nor will it be required as a result of the transactions contemplated in this Plan to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Target Fund will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or before the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or before the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; or (iv) prepaid amount received on or before the Closing Date;

(11) The Target Fund will not have taken or agreed to take any action, and will not be aware of any agreement, plan, or other circumstance, that is inconsistent with the representations set forth in the Target Fund tax representation certificate to be delivered pursuant to Paragraph 7.4 (the “Target Fund Tax Representation Certificate”);

(12) There are (and as of immediately following the Closing there will be) no liens on the assets of the Target Fund relating to or attributable to Taxes, except for Taxes not yet due and payable;

(13) The Tax bases of the assets of the Target Fund are accurately reflected on the Target Fund’s Tax books and records; and

(14) For purposes of this Plan, “Taxes” or “Tax” shall mean all taxes, charges, fees, levies or other similar assessments, or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business, organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise, and other taxes imposed by the United States of America or any state, local, or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and “Tax Returns” shall mean all reports, returns, declarations, statements, or other information required to be supplied to a governmental or

8

regulatory authority or agency, or to any other person, in connection with Taxes and any associated schedules or work papers produced in connection with such items.

(i) All issued and outstanding Target Fund Shares are, and at the Closing Date will be, legally issued and outstanding, fully paid and nonassessable by the Target Fund. All of the issued and outstanding Target Fund Shares will, at the time of Closing, be held of record by the persons and in the amounts set forth in the Shareholder List submitted to the Acquiring Fund pursuant to Paragraph 3.5 hereof. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Target Fund Shares, nor is there outstanding any security convertible into any Target Fund Shares;

(j) At the Closing Date, the Target Fund will have good and marketable title to the Target Assets, and full right, power, and authority to sell, assign, transfer, and deliver the Target Assets to the Acquiring Fund, and, upon delivery and payment for the Target Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act;

(k) The Target Fund has the power and authority to enter into and perform its obligations under this Plan. The execution, delivery, and performance of this Plan have been duly authorized by all necessary action on the part of the Target Fund’s Board of Directors, and, subject to the approval of the Target Fund’s shareholders, assuming due authorization, execution, and delivery by the Acquiring Fund, this Plan will constitute a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles;

(l) The information to be furnished by the Target Fund to the Acquiring Fund for use in applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated hereby and any information necessary to compute the total return of the Target Fund shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

(m) The information included in the proxy statement (the “Proxy Statement”) forming part of the Acquiring Fund’s Registration Statement on Form N-14 filed in connection with this Plan (the “Registration Statement”) that has been furnished in writing by the Target Fund to the Acquiring Fund for inclusion in the Registration Statement, on the effective date of that Registration Statement and on the Closing Date, will conform in all material respects to the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

9

(n) Upon the effectiveness of the Registration Statement, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated by this Plan;

(o) All of the issued and outstanding Target Fund Shares have been offered for sale and sold in compliance in all material respects with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquiring Fund;

(p) The prospectuses and statements of additional information of the Target Fund and any amendments or supplements thereto, furnished to the Acquiring Fund, did not as of their dates or the dates of their distribution to the public contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made, not materially misleading;

(q) The Target Fund currently complies in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state “Blue Sky” laws, and all other applicable federal and state laws or regulations. The Target Fund currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines, and restrictions and any compliance procedures established by the Target Fund. All advertising and sales material used by the Target Fund complies in all material respects with and has complied in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission, the rules regarding Duties and Conflicts and Supervision and Responsibilities Relating to Associated Persons of the Financial Industry Regulatory Authority (“FINRA”), and Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”), state law, and any rules and regulations of any state regulatory authority. All registration statements, prospectuses, reports, proxy materials, or other filings required to be made or filed with the Commission, FINRA or any state securities authorities by the Target Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials, and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;

(r) Neither the Target Fund nor, to the knowledge of the Target Fund, any “affiliated person” of the Target Fund have been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Target Fund, has any affiliated person of the Target Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension, or revocation of registration as an investment adviser under Section

10

203(e) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer, or director of an investment company under Section 9 of the Investment Company Act;

(s) The Target Fund Tax Representation Certificate to be delivered by the Target Fund to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP at the Closing pursuant to Paragraph 7.4 will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(t) The Target Fund will review its assets and before the Closing Date dispose of any portfolio holdings that are not compatible with the Acquiring Fund’s investment objective and policies; and

(u) The Target Fund’s execution, delivery and performance of this Plan, and the transactions contemplated herein, have been duly authorized by the Target Fund’s Board of Directors.

4.2. Except as set forth on a disclosure schedule previously provided by the Acquiring Fund to the Target Fund, the Research Fund, on behalf of the Acquiring Fund, represents, warrants, and covenants to the Target Fund, which representations, warranties, and covenants will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

(a) The Acquiring Fund is a series of the Research Fund. The Research Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Research Fund has the power to own all of its properties and assets and to perform the obligations under this Plan. The Acquiring Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. Each of the Research Fund and the Acquiring Fund has all necessary federal, state, and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

(b) The Research Fund is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

(c) The current prospectus and statement of additional information of the Acquiring Fund and each prospectus and statement of additional information for the Acquiring Fund used during the three years previous to the date of this Plan, and any amendment or supplement to any of the foregoing, conform or conformed at the time of their distribution to the public in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder and do not or did not at the time of their distribution to the public include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the

11

statements therein, in light of the circumstances under which they were made, not materially misleading;

(d) The Acquiring Fund’s registration statement on Form N-1A that will be in effect on the Closing Date, and the prospectus and statement of additional information of the Acquiring Fund included therein, will conform in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not as of the effective date thereof and will not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(e) The Registration Statement, the Proxy Statement, and statement of additional information with respect to the Acquiring Fund, and any amendments or supplements thereto in effect on or before the Closing Date included in the Registration Statement (other than written information furnished by the Target Fund for inclusion therein, as covered by the Target Fund’s warranty in Paragraph 4.1(m) hereof) will conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder. Neither the Registration Statement nor the Proxy Statement (other than written information furnished by the Target Fund for inclusion therein, as covered by the Target Fund’s warranty in Paragraph 4.1(m) hereof) includes or will include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) The Research Fund is not in violation of, and the execution and delivery of this Plan and performance of its obligations under this Plan will not result in a violation of, any provisions of the Research Fund’s Articles or By-Laws of the Research Fund or any material agreement, indenture, instrument, contract, lease, or other undertaking with respect to the Acquiring Fund to which the Research Fund is a party or by which the Acquiring Fund or any of its assets is bound;

(g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened against the Acquiring Fund or any of the Acquiring Fund’s properties or assets. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings. Neither the Research Fund nor the Acquiring Fund is a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially adversely affects the Acquiring Fund’s business, or its ability to consummate the transactions contemplated herein;

(h) The statement of assets and liabilities of the Acquiring Fund, and the related statements of operations and changes in net assets, as of and for the fiscal year ended November 30, 2012 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, and are in accordance with GAAP consistently applied and fairly reflect, in all material respects, the financial condition of the Acquiring Fund as of such date

12

and the results of its operations for the period then ended, and all known liabilities, whether actual or contingent, of the Acquiring Fund as of the date thereof are disclosed therein;

(i) Since the fiscal year ended November 30, 2012, except as specifically disclosed in the Acquiring Fund’s prospectus, its statement of additional information as in effect on the date of this Plan, or its annual report for the fiscal year ended November 30, 2012, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities, business, or prospects, or any incurrence by the Acquiring Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business, or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (i) (but not for any other purpose of this Plan), a decline in NAV per Acquiring Fund Share arising out of its normal investment operations or a decline in market values of securities in the Acquiring Fund’s portfolio or a decline in net assets of the Acquiring Fund as a result of redemptions shall not constitute a material adverse change;

(j)(1) For each taxable year of its operation since its inception, the Acquiring Fund has satisfied, and for the current taxable year it will satisfy, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and will qualify as such as of the Closing Date and will satisfy the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Acquiring Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquiring Fund to fail to qualify as a regulated investment company under the Code;

(2) Within the times and in the manner prescribed by law, the Acquiring Fund has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Acquiring Fund has not been informed by any jurisdiction that the jurisdiction believes that the Acquiring Fund was required to file any Tax Return that was not filed; and the Acquiring Fund does not know of any basis upon which a jurisdiction could assert such a position;

(3) The Acquiring Fund has timely paid, in the manner prescribed by law, all Taxes that were due and payable or that were claimed to be due;

(4) All Tax Returns filed by the Acquiring Fund constitute complete and accurate reports of the respective liabilities for Taxes and all attributes of the Acquiring Fund or, in the case of information returns and payee statements, the amounts required to be reported, and accurately set forth all items required to be included or reflected in such returns;

(5) The Acquiring Fund has not waived or extended any applicable statute of limitations relating to the assessment or collection of Taxes;

13

(6) The Acquiring Fund has not been notified that any examinations of the Tax Returns of the Acquiring Fund are currently in progress or threatened, and no deficiencies have been asserted or assessed against the Acquiring Fund as a result of any audit by the Internal Revenue Service or any state, local, or foreign taxing authority, and, to its knowledge, no such deficiency has been proposed or threatened;

(7) The Acquiring Fund has no actual or potential liability for any Tax obligation of any taxpayer other than itself. The Acquiring Fund is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Acquiring Fund is not a party to any Tax allocation, sharing, or indemnification agreement;

(8) The unpaid Taxes of the Acquiring Fund for tax periods through the Closing Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the financial statements referred to in Paragraph 4.2(h). All Taxes that the Acquiring Fund is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental agency;

(9) The Acquiring Fund has delivered to the Target Fund or made available to the Target Fund complete and accurate copies of all Tax Returns of the Acquiring Fund, together with all related examination reports and statements of deficiency for all periods not closed under the applicable statutes of limitations and complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents submitted by, received by or agreed to by or on behalf of the Acquiring Fund. The Acquiring Fund has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

(10) The Acquiring Fund has not undergone, has not agreed to undergo, and is not required to undergo (nor will it be required as a result of the transactions contemplated in this Plan to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Acquiring Fund will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or before the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or before the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; or (iv) prepaid amount received on or before the Closing Date;

14

(11) The Acquiring Fund will not have taken or agreed to take any action, and will not be aware of any agreement, plan, or other circumstance, that is inconsistent with the representations set forth in the Acquiring Fund tax representation certificate to be delivered pursuant to Paragraph 6.3 (the “Acquiring Fund Tax Representation Certificate”);

(12) There are (and as of immediately following the Closing there will be) no liens on the assets of the Acquiring Fund relating to or attributable to Taxes, except for Taxes not yet due and payable; and

(13) The Tax bases of the assets of the Acquiring Fund are accurately reflected on the Acquiring Fund’s Tax books and records.

(k) The authorized capital of the Acquiring Fund consists of 560,000,000 shares of capital stock, par value $.001 per share. As of the Closing Date, the Acquiring Fund will be authorized to issue 560,000,000 shares of capital stock, par value $.001 per share. The Acquiring Fund Shares to be issued and delivered to the Target Fund for the account of the Target Fund Shareholders pursuant to the terms of this Plan will have been duly authorized on the Closing Date and, when so issued and delivered, will be legally issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor is there outstanding any security convertible into any Acquiring Fund shares;

(l) All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, legally issued, fully paid and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with all applicable federal and state securities laws;

(m) The Research Fund has the power and authority to enter into and perform its obligations under this Plan. The execution, delivery, and performance of this Plan have been duly authorized by all necessary action on the part of the Research Fund’s Board of Directors, and, assuming due authorization, execution, and delivery by the Target Fund, this Plan will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles;

(n) The information to be furnished in writing by the Research Fund, on behalf of the Acquiring Fund, or the Adviser for use in applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended, and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading;

15

(o) No consent, approval, authorization, or order of or filing with any court or governmental authority is required for the execution of this Plan or the consummation of the transactions contemplated by the Plan by the Acquiring Fund, except for the registration of the Acquiring Fund Shares under the Securities Act and the Investment Company Act;

(p) The Acquiring Fund currently complies in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state “Blue Sky” laws, and all other applicable federal and state laws or regulations. The Acquiring Fund currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines, and restrictions and any compliance procedures established by the Research Fund with respect to the Acquiring Fund. All advertising and sales material used by the Acquiring Fund complies in all material respects with and has complied in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission, the rules regarding Duties and Conflicts and Supervision and Responsibilities Relating to Associated Persons of FINRA, the Conduct Rules of the NASD, state law, and any rules and regulations of any state regulatory authority. All registration statements, prospectuses, reports, proxy materials, or other filings required to be made or filed with the Commission, FINRA, or any state securities authorities by the Research Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials, and other filings under the Securities Act, the Exchange Act, and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;

(q) Neither the Acquiring Fund nor, to the knowledge of the Acquiring Fund, any “affiliated person” of the Acquiring Fund has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Acquiring Fund, has any affiliated person of the Acquiring Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension, or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer, or director of an investment company under Section 9 of the Investment Company Act;

(r) The Acquiring Fund Tax Representation Certificate to be delivered by the Acquiring Fund to the Target Fund and Wilmer Cutler Pickering Hale and Dorr LLP at Closing pursuant to Paragraph 6.3 will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and

16

(s) The Acquiring Fund’s execution, delivery and performance of this Plan, and the transactions contemplated herein, have been duly authorized by the Acquiring Fund’s Board of Directors.

5.	COVENANTS OF THE FUNDS

5.1. The Target Fund will operate the Target Fund’s business in the ordinary course of business between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions and any other dividends and other distributions necessary or advisable (except to the extent dividends or other distributions that are not customary may be limited by representations made in connection with the issuance of the tax opinion described in Paragraph 8.5 hereof), in each case payable either in cash or in additional shares.

5.2. The Target Fund will call and hold a special meeting of the Target Fund’s shareholders to consider approval of this Plan and act upon the matters set forth in the Proxy Statement.

5.3. The Acquiring Fund will prepare the notice of meeting, form of proxy, and Registration Statement (collectively, “Proxy Materials”) to be used in connection with such meeting, and will promptly prepare and file with the Commission the Registration Statement. The Target Fund will provide the Acquiring Fund with information reasonably requested for the preparation of the Registration Statement in compliance with the Securities Act, the Exchange Act, and the Investment Company Act.

5.4. The Target Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired by the Target Fund for the purpose of making any distribution thereof other than in accordance with the terms of this Plan.

5.5. The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requires concerning the beneficial ownership of the Target Fund Shares.

5.6. Subject to the provisions of this Plan, each Fund will take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper, or advisable to consummate the transactions contemplated by this Plan.

5.7. The Target Fund shall furnish to the Acquiring Fund on the Closing Date a statement of assets and liabilities of the Target Fund (“Statement of Assets and Liabilities”) as of the Closing Date setting forth the NAV (as computed pursuant to Paragraph 2.1) of the Target Fund as of the Valuation Time, which statement shall be prepared in accordance with GAAP consistently applied and certified by the Target Fund’s Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within 30 days after the Closing Date, the Target Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Target Fund for federal income tax purposes,

17

and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund under the Code, and which statement will be certified by the Treasurer of the Target Fund.

5.8. Neither Fund shall take any action that is inconsistent with the representations set forth in, with respect to the Target Fund, the Target Fund Tax Representation Certificate and, with respect to the Acquiring Fund, the Acquiring Fund Tax Representation Certificate.

5.9. From and after the date of this Plan and until the Closing Date, each of the Research Fund, the Target Fund and the Acquiring Fund shall use its commercially reasonable efforts to cause the Reorganization to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Reorganization from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. The parties hereby adopt this Plan as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, the parties hereto shall treat and report the transactions contemplated hereby as a reorganization within the meaning of Section 368(a)(1)(C) of the Code and shall not take any position inconsistent with such treatment.

5.10. From and after the date of this Plan and through the time of the Closing, each Fund shall use its commercially reasonable efforts to cause it to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent it from qualifying as a regulated investment company under the provisions of Subchapter M of the Code.

5.11. Each Fund shall prepare, or cause to be prepared, all of its Tax Returns for taxable periods that end on or before the Closing Date and shall timely file, or cause to be timely filed, all such Tax Returns. Each Fund shall make any payments of Taxes required to be made by it with respect to any such Tax Returns.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND

The obligations of the Target Fund to complete the transactions provided for herein shall be, at its election, subject to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions, unless waived by the Target Fund in writing:

6.1. All representations and warranties of the Acquiring Fund contained in this Plan shall be true and correct in all material respects as of the date hereof (in each case, as such representations and warranties would read as if all qualifications as to materiality were deleted therefrom) and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

6.2. The Acquiring Fund shall have delivered to the Target Fund on the Closing Date a certificate of the Acquiring Fund, executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Target Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Plan are true and correct in all material respects at and as of the Closing Date,

18

except as they may be affected by the transactions contemplated by this Plan, that each of the conditions to Closing in this Section 6 have been met, and as to such other matters as the Target Fund shall reasonably request;

6.3. The Acquiring Fund shall have delivered to the Target Fund and Wilmer Cutler Pickering Hale and Dorr LLP an Acquiring Fund Tax Representation Certificate, satisfactory to the Target Fund and Wilmer Cutler Pickering Hale and Dorr LLP, concerning certain tax-related matters with respect to the Acquiring Fund; and

6.4. The Board of Directors of the Research Fund shall have determined that the Reorganization is in the best interests of the Acquiring Fund and, based upon such determination, shall have approved this Plan and the transactions contemplated hereby.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to complete the transactions provided for herein shall be, at its election, subject to the performance by the Target Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions, unless waived by the Acquiring Fund in writing:

7.1. All representations and warranties of the Target Fund, contained in this Plan shall be true and correct in all material respects as of the date hereof (in each case, as such representations and warranties would read as if all qualifications as to materiality were deleted therefrom) and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

7.2. The Target Fund shall have delivered to the Acquiring Fund the Statement of Assets and Liabilities of the Target Fund pursuant to Paragraph 5.7, together with a list of its portfolio securities showing the federal income tax bases and holding periods of such securities, as of the Closing Date, certified by the Target Fund’s Treasurer or Assistant Treasurer;

7.3. The Target Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate of the Target Fund, executed in its name by its President or Vice President and a Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Target Fund contained in this Plan are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, that each of the conditions to Closing in this Section 7 have been met, and as to such other matters as the Acquiring Fund shall reasonably request;

7.4. The Target Fund shall have delivered to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP an Target Fund Tax Representation Certificate, satisfactory to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP, concerning certain tax-related matters with respect to the Target Fund; and

7.5. The Board of Directors of the Research Fund shall have determined that the Reorganization is in the best interests of the Target Fund and, based upon such determination, shall have approved this Plan and the transactions contemplated hereby.

19

8.	FURTHER CONDITIONS PRECEDENT

If any of the conditions set forth below does not exist on or before the Closing Date with respect to either party hereto, the other party to this Plan shall, at its option, not be required to consummate the transactions contemplated by this Plan:

8.1. This Plan and the transactions contemplated herein shall have been approved by the requisite vote of the Target Fund’s shareholders in accordance with the provisions of the Articles and By-Laws, and certified copies of the resolutions evidencing such approval by the Target Fund’s shareholders shall have been delivered by the Target Fund to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Paragraph 8.1;

8.2. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

8.3. All consents of other parties and all other consents, orders and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by either party hereto to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party hereto, provided that either party may waive any such conditions for itself;

8.4. The Acquiring Fund’s Registration Statement shall have become effective under the Securities Act and no stop orders suspending the effectiveness of such Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act;

8.5. The parties shall have received an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, satisfactory to the Research Fund and subject to customary assumptions and qualifications, substantially to the effect that for federal income tax purposes the acquisition by the Acquiring Fund of the Target Assets solely in exchange for the issuance of Acquiring Fund Shares to the Target Fund and the assumption of the Assumed Liabilities by the Acquiring Fund, followed by the distribution by the Target Fund, in liquidation of the Target Fund, of Acquiring Fund Shares to the Target Fund Shareholders in exchange for their Target Fund Shares and the termination of the Target Fund, will constitute a “reorganization” within the meaning of Section 368(a) of the Code. Neither party may waive the condition set forth in Paragraph 8.5; and

8.6. The Target Fund shall have distributed to its shareholders, in a distribution or distributions qualifying for the deduction for dividends paid under Section 561 of the Code, all of its investment company taxable income (as defined in Section 852(b)(2) of the Code determined without regard to Section 852(b)(2)(D) of the Code) for its taxable year ending on the Closing

20

Date, all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ending on the Closing Date, and all of its net capital gain (as such term is used in Sections 852(b)(3)(A) and (C) of the Code), after reduction by any available capital loss carryforward, for its taxable year ending on the Closing Date.

9.	BROKERAGE FEES AND EXPENSES

9.1. Each party hereto represents and warrants to the other party hereto that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2. All of the expenses and costs of the Reorganization and the transactions contemplated thereby (including, but not limited to, the preparation of the proxy statement and solicitation expenses) shall be borne the Adviser.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1. The Research Fund, on behalf of each of the Acquiring Fund, and the Target Fund agrees that neither party has made any representation, warranty, or covenant not set forth herein or referred to in Paragraphs 4.1 or 4.2 hereof and that this Plan constitutes the entire agreement between the parties.

10.2. The representations and warranties contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

11.	TERMINATION

11.1. This Plan may be terminated by the mutual agreement of the Target Fund and the Acquiring Fund. In addition, either party may at its option terminate this Plan at or before the Closing Date:

(a) because of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed at or before the Closing Date;

(b) because of a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and that reasonably appears will not or cannot be met;

(c) by resolution of the Acquiring Fund’s Board of Directors if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Plan not in the best interests of the Acquiring Fund’s shareholders; or

21

(d) by resolution of the Target Fund’s Board of Directors if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Plan not in the best interests of the Target Fund’s shareholders; or

(e) if the transactions contemplated by this Plan shall not have occurred on or before [•], 2013, or such other date as the parties may mutually agree upon in writing.

11.2. In the event of any such termination, there shall be no liability for damages on the part of the Research Fund, the Acquiring Fund, or the Target Fund, or the Board of Directors or officers of each of the Research Fund, the Acquiring Fund and the Target Fund.

12.	AMENDMENTS

This Plan may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each of the Research Fund, the Acquiring Fund and the Target Fund; provided, however, that following the meeting of the Target Fund’s shareholders called by the Target Fund pursuant to Paragraph 5.2 of this Plan, no such amendment may have the effect of changing the provisions regarding the method for determining the number of Acquiring Fund Shares to be received by the Target Fund Shareholders under this Plan to their detriment without their further approval; provided that nothing contained in this Section 12 shall be construed to prohibit the parties from amending this Plan to change the Closing Date.

13.	NOTICES

Any notice, report, statement or demand required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Target Fund and the Acquiring Fund at 90 Hudson Street, Jersey City, NJ 07302-3973.

14.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

14.1. The section and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

14.2. This Plan may be executed in any number of counterparts, each of which shall be deemed an original.

14.3. This Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland, provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

14.4. This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the prior written consent of the other party hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or

22

give any person, firm or corporation, or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.

14.5. It is expressly agreed that the obligations of each of the Research Fund, the Acquiring Fund, and the Target Fund shall not be binding upon any of its Directors, shareholders, nominees, officers, agents or employees personally, but bind only to the property of the Acquiring Fund or the Target Fund, as the case may be, as provided in the Articles. The execution and delivery of this Plan have been authorized by the Board of Directors of each of the Acquiring Fund and the Target Fund and this Plan has been executed by authorized officers of each of the Acquiring Fund and the Target Fund, acting as such, and neither such authorization by such Directors nor such execution, and delivery by such officers shall be deemed to have been made by any of them individually or to have imposed any liability on any of them personally, but shall bind only the property of the Acquiring Fund and the Target Fund, as the case may be, as provided in the Articles.

23

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.

Attest:		LORD ABBETT RESEARCH FUND, INC.,
on behalf of its series,
Lord Abbett Calibrated Dividend Growth Fund

By:	/s/ Thomas R. Phillips	By:	/s/ Lawrence H. Kaplan
Name: Thomas R. Phillips		Name: Lawrence H. Kaplan
Title: Vice President and Assistant Secretary		Title: Vice President and Secretary

Attest:		LORD ABBETT RESEARCH FUND, INC., on behalf of its series, Lord Abbett Classic Stock Fund

By:	/s/ Thomas R. Phillips	By:	/s/ Lawrence H. Kaplan
Name: Thomas R. Phillips		Name: Lawrence H. Kaplan
Title: Vice President and Assistant Secretary		Title: Vice President and Secretary

24